Exhibit 4

[Form of Face of Fixed Rate Medium-Term Note, Series D]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO CAROLINA POWER & LIGHT COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         CAROLINA POWER & LIGHT COMPANY

                     Fixed Rate Medium-Term Notes, Series D


No. R-1                                                             $300,000,000

                                                             CUSIP No. 14414CAA2

         Carolina Power & Light Company, a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of THREE HUNDRED MILLION AND NO/100 DOLLARS ($300,000,000.00) on April 1, 2008 (except to the extent redeemed prior to such date), and to pay interest thereon from April 9, 2001 (the "Interest Accrual Date") or from the most recent Interest Payment Date (as defined below) with respect to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 in each year (each an "Interest Payment Date"), commencing on the Interest Payment Date next succeeding the Interest Accrual Date, at the interest rate of 6.650% per annum, until the principal hereof is paid or made available for payment; provided, however, that if the Interest Accrual Date occurs between a Regular Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered Holder of this Note on the Regular Record Date with respect to such second Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the date 15 calendar days (whether or not a Business Day) next preceding such Interest Payment Date; except that interest due upon maturity or redemption will be paid upon surrender of this Note to the Person to whom the principal of this Note is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Debt Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series D Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series D Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Company maintained for that purpose in The City of New York. Payments of interest, other than interest due at maturity or on any redemption date, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Debt Security Register; provided, however, that if the registered Holder of this Note is a holder of U.S. $10,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date, such Holder will be entitled to receive payments of interest, other than interest due at maturity or on any redemption date, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Interest will accrue from each prior Interest Payment Date to, but not including, the relevant payment date.

         In the event that any Interest Payment Date, Redemption Date or Stated Maturity is not a Business Day at any Place of Payment, then payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day. The provisions of this paragraph will apply in lieu of the provisions of Section 113 of the Indenture. As used herein, "Business Day" means any day, other than a Saturday or Sunday, which is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

         Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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

IN WITNESS WHEREOF, the Company has caused this Fixed Rate Medium-Term Note, Series D to be duly executed under its corporate seal.

Dated:  April __, 2001                 CAROLINA POWER & LIGHT COMPANY


                                       By: __________________________________
[SEAL]                                     Thomas R. Sullivan, Treasurer

Attest:

  _______________________________________
  Robert M. Williams, Assistant Secretary



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

[Form of Reverse of Fixed Rate Medium-Term Note, Series D]

         This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes" or "Debt Securities," as such latter term is defined in the Indenture), issued and to be issued in one or more series under an Indenture (For Debt Securities), dated as of October 28, 1999 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $300,000,000 (the "Series D Notes"). The Company has appointed The Chase Manhattan Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Company) with respect to the Series D Notes.

         The Series D Notes are senior unsecured obligations of the Company and rank equally with all of the Company's other senior unsecured indebtedness from time to time outstanding. Debt Securities may be issued under the Indenture from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized for each series. The Company may, from time to time, without the consent of the holder of this Note, provide for the issuance of Notes or other Debt Securities under the Indenture in addition to this Note.

         The Series D Notes are subject to redemption by the Company, at its option, in whole, at any time, or in part, from time to time, upon notice as provided in the Indenture (not less than 30 nor more than 60 days prior to a date fixed for redemption (the "Redemption Date")) at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the maturity date, computed by discounting such payments, in each case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as hereinafter defined) plus 25 basis points (.25%), plus in each case accrued interest on the principal amount thereof to the Redemption Date (the "Redemption Price"), such Redemption Price to be set forth in an Officer's Certificate delivered to the Trustee on or before the Redemption Date and upon which the Trustee may conclusively rely.

         If notice has been given as provided in the Indenture and funds for the redemption of any Notes (or any portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, such Notes (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

         Notice of any optional redemption of Series D Notes (or any portion thereof) will be given to Holders at their addresses, as shown in the Debt Security Register for such Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Date, the Redemption Price and the principal amount of the Series D Notes held by such Holder to be redeemed. If less than all of the Series D Notes are to be redeemed at the option of the Company, the Trustee shall select the Notes to be released pursuant to Section 403 of the Indenture.


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

As used herein:

         "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker having a maturity comparable to the remaining term of the Series D Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series D Notes. "Independent Investment Banker" means J.P. Morgan Securities Inc. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by the Company and acceptable to and appointed by the Trustee.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer quotations.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date. The Company shall furnish the Trustee a notice in writing at least five Business Days and not more than ten Business Days prior to such Redemption Date of (a) the name of and appropriate contact information for each Reference Treasury Dealer, (b) the Redemption Date, and (c) the third Business Day preceding the Redemption Date.

         "Reference Treasury Dealer" means each of J.P. Morgan Securities Inc., First Union Securities, Inc., Mellon Financial Markets, LLC, and PNC Capital Markets, Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

         In the event of redemption of this Note in part only, a new Note or Series D Notes and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Series D Notes will not be subject to any sinking fund.


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

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to Series D Notes shall occur and be continuing, the principal of the Series D Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of any of the Debt Securities. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and the rights of Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a specified percentage in aggregate principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Series D Notes, the Holders of not less than a majority in aggregate principal amount of the Debt Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Debt Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Debt Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series D Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Series D Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Series D Notes are exchangeable for a like aggregate principal amount of Series D Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         As provided in the Indenture and subject to certain limitations therein set forth, Series D Notes are exchangeable for a like aggregate principal amount of Series D Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Unless otherwise specified herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

                         CERTIFICATE OF AUTHENTICATION


         This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

         Dated: April __, 2001

                                    THE CHASE MANHATTAN BANK,
                                    as Trustee

                                    By: _____________________________________
                                    Name:
                                           Authorized Representative


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